Exhibit 99.1

News Release
USA Compression Partners, LP
100 Congress Avenue, Suite 450
Austin, Texas 78701
usacompression.com

USA Compression Partners, LP Reports Second Quarter 2018 Results

AUSTIN, Texas, August 7, 2018 —USA Compression Partners, LP (NYSE: USAC) (“USA Compression” or the “Partnership”) announced today its financial and operating results for the second quarter 2018.

Second Quarter 2018 Highlights

•	Total revenues were $166.9 million.
•	Net income was $3.2 million.
•	Net cash provided by operating activities was $75.5 million.
•	Adjusted EBITDA was $95.4 million.
•	Distributable Cash Flow was $51.4 million.
•	Announced cash distribution of $0.525 per common unit.
•	Distributable Cash Flow Coverage was 1.09x.
•	Cash Coverage was 1.09x.

On April 2, 2018, the Partnership completed the acquisition of the CDM compression business (the “USA Compression Predecessor”) from Energy Transfer Partners, L.P. for approximately $1.7 billion in consideration (the “CDM Acquisition”) and Energy Transfer Equity, L.P. completed the acquisition of the Partnership’s general partner, USA Compression GP, LLC (collectively, the “Transactions”). In connection with the Transactions, the general partner interest was converted into a noneconomic general partner interest and the Partnership’s incentive distribution rights were cancelled.

For accounting purposes, the USA Compression Predecessor is the acquirer in the business combination because its ultimate parent company, Energy Transfer Equity, L.P., obtained control of the Partnership through the acquisition of the Partnership’s general partner, USA Compression GP, LLC. Accordingly, any financial and operational results provided by the Partnership in future filings will reflect (i) the financial and operational results of the USA Compression Predecessor for all periods prior to the closing of the Transactions and (ii) the financial and operational results of the combined businesses, including the impact of the Transactions, for all periods subsequent to the closing of the Transactions. Therefore, the second quarter 2018 results are not comparable to prior periods.

“USA Compression had a strong second quarter, which reflected a full quarter of combined operations following the CDM Acquisition, which closed on April 2nd. The demand for our compression services continued the strength we’ve seen over the last few years, as our customers continue to build out critical infrastructure in our areas of operations. We’re already seeing benefits from the CDM Acquisition, and we expect that to continue as we fully integrate the two businesses, which we expect will be complete by the end of the year,” commented Eric D. Long, USA Compression’s President and Chief Executive Officer. “Strong EBITDA and Distributable Cash Flow resulted in reduced leverage of approximately 4.4x and an increased Distributable Cash Flow Coverage Ratio of 1.09x for the quarter. While our combined utilization was 91.5% due to the inclusion of the CDM fleet, we expect that metric to over time move back to where USA Compression has more recently operated.”

“For the quarter, we took delivery of 34,000 horsepower, all large horsepower units which were deployed to serve our customers. We expect to take delivery of approximately 95,000 horsepower in the second half of 2018,  almost all of which consist of very large horsepower units already committed to customers or under contract with customers, and continue to have commitments for an additional 67,000 horsepower for delivery in the first half of 2019. The lead times to source new equipment continued to lengthen and now approach around 14 months for the largest horsepower units. We will prudently monitor the market signals from our upstream and midstream customers and make additional future large horsepower equipment orders as needed,” he added.

“Overall, we are very pleased with the quarter and are looking forward to fully integrating the CDM business and taking advantage of the strong marketplace for compression services, which continues to benefit from upward pressure on rates and long lead-times for new equipment.”

Expansion capital expenditures were $67.2 million, maintenance capital expenditures were $7.9 million and cash interest expense, net was $23.6 million for the second quarter of 2018.

On July 19, 2018, the Partnership announced a second quarter cash distribution of $0.525 per common unit, which corresponds to an annualized distribution rate of $2.10 per common unit.  The distribution will be paid on August 10, 2018 to common unitholders of record as of the close of business on July 30, 2018.   For the second quarter of 2018, the Partnership’s Distributable Cash Flow Coverage Ratio was 1.09x and Cash Coverage Ratio was 1.09x.

Operational and Financial Data

	Three Months Ended	Six Months Ended
	June 30, 2018	June 30, 2018
Operational Data
Fleet Horsepower (at period end)	3,559,987	3,559,987
Revenue Generating Horsepower (at period end)	3,156,868	3,156,868
Average Revenue Generating Horsepower	3,137,019	2,276,865
Revenue Generating Compression Units (at period end)	4,811	4,811
Horsepower Utilization (at period end) (1)	91.5%	91.5%
Average Horsepower Utilization (for the period) (1)	91.5%	89.5%

Financial Data ($ in thousands, except per horsepower data)
Revenue	$166,898	$243,428
Average Revenue Per Revenue Generating Horsepower Per Month (2)	$15.77	$15.88
Net income (loss)	$3,197	$(20,173)
Operating income	$28,589	$4,804
Net cash provided by operating activities	$75,503	$94,370
Gross Operating Margin (3)	$109,365	$148,560
Gross Operating Margin Percentage	65.5%	61.0%
Adjusted EBITDA (3)	$95,438	$127,087
Adjusted EBITDA Percentage	57.2%	52.2%
Distributable Cash Flow (3)	$51,422	$73,858

(1)

Horsepower utilization is calculated as (i) the sum of (a) revenue generating horsepower; (b) horsepower in the Partnership’s fleet that is under contract but is not yet generating revenue; and (c) horsepower not yet in the Partnership’s fleet that is under contract, not yet generating revenue and is subject to a purchase order, divided by (ii) total available horsepower less idle horsepower that is under repair.

Horsepower utilization based on revenue generating horsepower and fleet horsepower at June 30, 2018 was 88.7%.

Average horsepower utilization based on revenue generating horsepower and fleet horsepower was 88.3% and 86.3% for the three and six months ended June 30, 2018, respectively.

(2)

Calculated as the average of the result of dividing the contractual monthly rate for all units at the end of each month in the period by the sum of the revenue generating horsepower at the end of each month in the period.

(3)

Gross operating margin, Adjusted EBITDA and Distributable Cash Flow are all non-U.S. generally accepted accounting principles (“Non-GAAP”) financial measures. For the definition of each measure, as well as reconciliations of each measure to its most directly comparable financial measures calculated and presented in accordance with GAAP, see “Non-GAAP Financial Measures” below.

Liquidity and Long-Term Debt

As of June 30, 2018,  the Partnership was in compliance with all covenants under its $1.6 billion revolving credit facility. As of June 30, 2018,  the Partnership had outstanding borrowings under the revolving credit facility of $950.0 million, $650.0 million of borrowing base availability and, subject to compliance with the applicable financial covenants, available borrowing capacity of $500.1 million.  As of June 30, 2018, the outstanding aggregate principal amount of the Partnership’s 6.875% senior notes due 2026 was $725.0 million.

Full-Year 2018 Outlook

USA Compression is providing the following full-year 2018 guidance to incorporate the expected results following the closing of the Transactions on April 2, 2018 and the use of the USA Compression Predecessor’s results of operations for all periods prior to the closing of the Transactions:

•	Net income range of $10.0 million to $30.0 million;
•

A forward-looking estimate of net cash provided by operating activities is not provided because the items necessary to estimate net cash provided by operating activities, in particular the change in operating assets and liabilities, are not accessible or estimable at this time. The Partnership does not anticipate the changes in operating assets and liabilities to be material, but changes in accounts receivable, accounts payable, accrued liabilities and deferred revenue could be significant, such that the amount of net cash provided by operating activities would vary substantially from the amount of projected Adjusted EBITDA and Distributable Cash Flow;

•	Adjusted EBITDA range of $310.0 million to $330.0 million; and
•	Distributable Cash Flow range of $170.0 million to $190.0 million.

Conference Call

The Partnership will host a conference call today beginning at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss second quarter 2018 performance.  The call will be broadcast live over the Internet. Investors may participate either by phone or audio webcast.

By Phone:

Dial 877-260-1479 inside the U.S. and Canada at least 10 minutes before the call and ask for the USA Compression Partners Earnings Call.  Investors outside the U.S. and Canada should dial 334-323-0522.  The conference ID for both is 2164766.

A replay of the call will be available through August 17, 2018.  Callers inside the U.S. and Canada may access the replay by dialing 888-203-1112.  Investors outside the U.S. and Canada should dial 719-457-0820.  The conference ID for both is 2164766.

By Webcast:

Connect to the webcast via the “Events” page of USA Compression’s Investor Relations website at http://investors.usacompression.com.  Please log in at least 10 minutes in advance to register and download any necessary software.  A replay will be available shortly after the call.

About USA Compression Partners, LP

USA Compression Partners, LP is a growth-oriented Delaware limited partnership that is one of the nation’s largest independent providers of compression services in terms of total compression fleet horsepower. The Partnership partners with a broad customer base composed of producers, processors, gatherers and transporters of natural gas and crude oil. The Partnership focuses on providing compression services to infrastructure applications primarily in high-volume gathering systems, processing facilities and transportation applications.  More information is available at usacompression.com.

Non-GAAP Financial Measures

This news release includes the Non-GAAP financial measures of Adjusted EBITDA, gross operating margin, Distributable Cash Flow,  Distributable Cash Flow Coverage Ratio and Cash Coverage Ratio.

Management views Adjusted EBITDA as one of its primary tools for evaluating the Partnership’s results of operations, and the Partnership tracks this item on a monthly basis both as an absolute amount and as a percentage of revenue compared to the prior month, year-to-date, prior year and budget. The Partnership defines EBITDA as net income (loss) before net interest expense, depreciation and amortization expense, and income tax expense.  The Partnership defines Adjusted EBITDA as EBITDA plus impairment of compression equipment, impairment of goodwill, interest income on capital lease, unit-based compensation expense, severance charges, certain transaction fees, loss (gain) on disposition of assets and other. Adjusted EBITDA is used as a supplemental financial measure by management and external users of its financial statements, such as investors and commercial banks, to assess:

•	the financial performance of the Partnership’s assets without regard to the impact of financing methods, capital structure or historical cost basis of the Partnership’s assets;
•	the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities;
•	the ability of the Partnership’s assets to generate cash sufficient to make debt payments and pay distributions; and
•	the Partnership’s operating performance as compared to those of other companies in its industry without regard to the impact of financing methods and capital structure.

Management believes that Adjusted EBITDA provides useful information to investors because, when viewed with GAAP results and the accompanying reconciliations, it provides a more complete understanding of the Partnership’s performance than GAAP results alone. Management also believes that external users of its financial statements benefit from having access to the same financial measures that management uses in evaluating the results of the Partnership’s business.

Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP as measures of operating performance and liquidity. Moreover, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

Gross operating margin is defined as revenue less cost of operations, exclusive of depreciation and amortization expense. Management believes that gross operating margin is useful as a supplemental measure of the Partnership’s operating profitability. Gross operating margin is impacted primarily by the pricing trends for service operations and cost of operations, including labor rates for service technicians, volume and per unit costs for lubricant oils, quantity and pricing of routine preventative maintenance on compression units and property tax rates on compression units. Gross operating margin should not be considered an alternative to, or more meaningful than, operating income (loss), its most directly comparable GAAP financial measure, or any other measure of financial performance presented in accordance with GAAP. Moreover, gross operating margin as presented may not be comparable to similarly titled measures of other companies. Because the Partnership capitalizes assets, depreciation and amortization of equipment is a necessary element of its costs. To compensate for the limitations of gross operating margin as a measure of the Partnership’s performance, management believes that it is important to consider operating income (loss) determined under GAAP, as well as gross operating margin, to evaluate the Partnership’s operating profitability. A reconciliation of gross operating margin to operating income (loss) is provided in this news release.

Distributable Cash Flow is defined as net income (loss) plus non-cash interest expense, non-cash income tax expense, depreciation and amortization expense, unit-based compensation expense, impairment of compression equipment, impairment of goodwill, certain transaction fees, severance charges, loss (gain) on disposition of assets, proceeds from insurance recovery and other, less distributions to Preferred Units and maintenance capital expenditures.

Distributable Cash Flow should not be considered as an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance and liquidity. Moreover, our Distributable Cash Flow as presented may not be comparable to similarly titled measures of other companies.

Management believes Distributable Cash Flow is an important measure of operating performance because such measure allows management, investors and others to compare basic cash flows the Partnership generates (prior to any retained cash reserves established by the Partnership’s general partner and the effect of the Distribution Reinvestment Plan (“DRIP”)) to the cash distributions the Partnership expects to pay its unitholders.

Distributable Cash Flow Coverage Ratio, a Non-GAAP measure, is defined as Distributable Cash Flow divided by distributions declared to limited partner unitholders in respect of such period.   Cash Coverage Ratio is defined as Distributable Cash Flow divided by cash distributions expected to be paid to limited partner unitholders in respect of such period, after taking into account the non-cash impact of the DRIP. Management believes Distributable Cash Flow Coverage Ratio and Cash Coverage Ratio are important measures of operating performance because they allow management, investors and others to gauge the Partnership’s ability to pay cash distributions to limited partner unitholders using the cash flows the Partnership generates. The Partnership’s Distributable Cash Flow Coverage Ratio and Cash Coverage Ratio as presented may not be comparable to similarly titled measures of other companies.

This news release also contains a forward-looking estimate of Adjusted EBITDA and Distributable Cash Flow projected to be generated by the Partnership in its 2018 fiscal year. A forward-looking estimate of net cash provided by operating activities and reconciliations of the forward-looking estimates of Adjusted EBITDA and Distributable Cash Flow to net cash provided by operating activities are not provided because the items necessary to estimate net cash provided by operating activities, in particular the change in operating assets and liabilities, are not accessible or estimable at this time. The Partnership does not anticipate the changes in operating assets and liabilities to be material, but changes in accounts receivable, accounts payable, accrued liabilities and deferred revenue could be significant, such that the amount of net cash provided by operating activities would vary substantially from the amount of projected Adjusted EBITDA and Distributable Cash Flow.

See “Reconciliation of Non-GAAP Financial Measures” for Adjusted EBITDA reconciled to net income (loss) and net cash provided by operating activities, and net income (loss) and net cash provided by operating activities reconciled to Distributable Cash Flow,  Distributable Cash Flow Coverage Ratio and Cash Coverage Ratio.

Forward-Looking Statements

Some of the information in this news release may contain forward‑looking statements.  These statements can be identified by the use of forward‑looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” or other similar words or the negatives thereof, and include the Partnership’s expectation of future performance contained herein, including as described under “Full-Year 2018 Outlook.” These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward‑looking” information.  You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward‑looking statements can be guaranteed.  When considering these forward‑looking statements, you should keep in mind the risk factors noted below and other cautionary statements in this news release. The risk factors and other factors noted throughout this news release could cause actual results to differ materially from those contained in any forward‑looking statement. Known material factors that could cause the Partnership’s actual results to differ materially from the results contemplated by such forward‑looking statements are described in Part I, Item 1A (“Risk Factors”) of the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017,  which was filed with the Securities and Exchange Commission on February 13, 2018,  and include:

•	changes in general economic conditions and changes in economic conditions of the crude oil and natural gas industries specifically;
•	competitive conditions in the industry;
•	changes in the long-term supply of and demand for crude oil and natural gas;
•	our ability to realize the anticipated benefits of acquisitions and to integrate acquired assets with our existing fleet, including the CDM Acquisition;
•	actions taken by the Partnership’s customers, competitors and third-party operators;
•	the deterioration of the financial condition of our customers;
•	changes in the availability and cost of capital;
•	operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond the Partnership’s control;
•	the effects of existing and future laws and governmental regulations;
•	the effects of future litigation; and
•	other factors discussed in the Partnership’s filings with the Securities and Exchange Commission.

All forward‑looking statements speak only as of the date of this news release and are expressly qualified in their entirety by the foregoing cautionary statements. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Investor Contacts:

USA Compression Partners, LP

mailto:mlenox@usacompression.com
Matthew C. Liuzzi Chief Financial Officer 512-369-1624 ir@usacompression.com

mailto:mlenox@usacompression.com

USA COMPRESSION PARTNERS, LP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per unit amounts — Unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2018	June 30, 2018
Revenues:
Contract operations	$155,261	$225,068
Parts and service	7,074	9,824
Related party	4,563	8,536
Total revenues	166,898	243,428
Cost of operations, exclusive of depreciation and amortization	57,533	94,868
Gross operating margin	109,365	148,560
Other operating and administrative costs and expenses:
Selling, general and administrative	27,177	35,138
Depreciation and amortization	52,868	97,540
Loss on disposition of assets	731	11,078
Total other operating and administrative costs and expenses	80,776	143,756
Operating income	28,589	4,804
Other income (expense):
Interest expense, net	(25,682)	(25,682)
Other	19	(1)
Total other expense	(25,663)	(25,683)
Net income before income tax expense	2,926	(20,879)
Income tax benefit	(271)	(706)
Net income (loss)	3,197	(20,173)
Less: Preferred Unit distributions	(12,054)	(12,054)
Net loss attributable to common and Class B unitholders' interests	$(8,857)	$(32,227)

Weighted average common units outstanding:
Basic	89,906	58,722
Diluted	89,906	58,722

Weighted average Class B Units outstanding - basic and diluted	6,398	6,398

Basic and diluted net loss per common unit and Class B Unit	$(0.64)	$(1.64)

Distributions declared per common unit in respective periods	$0.525	$0.525

USA COMPRESSION PARTNERS, LP

SELECTED BALANCE SHEET DATA

(In thousands, except unit amounts — Unaudited)

June 30, 2018
Selected Balance Sheet Data
Total assets	3,784,718
Long-term debt, net	1,658,368
Total partners' capital and predecessor parent company net investment	1,498,551

Common units outstanding	89,953,049

USA COMPRESSION PARTNERS, LP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands — Unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2018	June 30, 2018
Net cash provided by operating activities	$75,503	$94,370
Net cash used in investing activities	$(619,146)	$(664,970)
Net cash provided by financing activities	$540,594	$569,114

USA COMPRESSION PARTNERS, LP

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA TO NET INCOME (LOSS) AND NET CASH PROVIDED BY OPERATING ACTIVITIES

(In thousands — Unaudited)

The following table reconciles Adjusted EBITDA to net income (loss) and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended	Six Months Ended
	June 30, 2018	June 30, 2018
Net income (loss)	$3,197	$(20,173)
Interest expense, net	25,682	25,682
Depreciation and amortization	52,868	97,540
Income tax benefit	(271)	(706)
EBITDA	$81,476	$102,343
Interest income on capital lease	273	273
Unit-based compensation expense (1)	8,564	8,999
Transaction expenses for acquisitions (2)	2,863	2,863
Severance charges	1,531	1,531
Loss on disposition of assets	731	11,078
Adjusted EBITDA	$95,438	$127,087
Interest expense, net	(25,682)	(25,682)
Income tax benefit	271	706
Interest income on capital lease	(273)	(273)
Non-cash interest expense	2,039	2,039
Transaction expenses for acquisitions	(2,863)	(2,863)
Severance charges	(1,531)	(1,531)
Other	85	(542)
Changes in operating assets and liabilities	8,019	(4,571)
Net cash provided by operating activities	$75,503	$94,370

(1)

For the three and six months ended June 30, 2018, unit-based compensation expense included $0.4 million of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $3.7 million related to the cash portion of any settlement of phantom unit awards upon vesting. The remainder of the unit-based compensation expense was related to non-cash adjustments to the unit-based compensation liability.

(2)	Represents certain transaction expenses related to potential and completed acquisitions. The Partnership believes it is useful to investors to exclude these fees.

USA COMPRESSION PARTNERS, LP

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

DISTRIBUTABLE CASH FLOW TO NET INCOME (LOSS) AND NET CASH PROVIDED BY OPERATING ACTIVITIES

(Dollars in thousands — Unaudited)

The following table reconciles Distributable Cash Flow to net income (loss) and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended	Six Months Ended
	June 30, 2018	June 30, 2018
Net income (loss)	$3,197	$(20,173)
Plus: Non-cash interest expense	2,039	2,039
Plus: Non-cash income tax benefit	(390)	(825)
Plus: Depreciation and amortization	52,868	97,540
Plus: Unit-based compensation expense (1)	8,564	8,999
Plus: Transaction expenses for acquisitions (2)	2,863	2,863
Plus: Severance charges	1,531	1,531
Less: Loss on disposition of assets	731	11,078
Less: Distribution to Preferred Units	(12,054)	(12,054)
Less: Maintenance capital expenditures (3)	(7,927)	(17,140)
Distributable Cash Flow	$51,422	$73,858
Plus: Maintenance capital expenditures	7,927	17,140
Plus: Changes in operating assets and liabilities	8,019	(4,571)
Less: Transaction expenses for acquisitions	(2,863)	(2,863)
Less: Severance charges	(1,531)	(1,531)
Less: Distribution to Preferred Units	12,054	12,054
Less: Other	475	283
Net cash provided by operating activities	$75,503	$94,370

Distributable Cash Flow	$51,422	$73,858

Distributions for Distributable Cash Flow Coverage Ratio (4) (7)	$47,225	$47,225

Distributions reinvested in the DRIP (5) (7)	$218	$218

Distributions for Cash Coverage Ratio (6) (7)	$47,007	$47,007

Distributable Cash Flow Coverage Ratio (7)	1.09	1.56

Cash Coverage Ratio (7)	1.09	1.57

(1)

For the three and six months ended June 30, 2018, unit-based compensation expense included $0.4 million of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $3.7 million related to the cash portion of any settlement of phantom unit awards upon vesting. The remainder of the unit-based compensation expense was related to non-cash adjustments to the unit-based compensation liability.

(2)	Represents certain transaction expenses related to potential and completed acquisitions. The Partnership believes it is useful to investors to exclude these fees.

(3)

Reflects actual maintenance capital expenditures for the period presented. Maintenance capital expenditures are capital expenditures made to maintain the operating capacity of the Partnership’s assets and extend their useful lives, replace partially or fully depreciated assets or other capital expenditures that are incurred in maintaining the Partnership’s existing business and related operating income.

(4)	Represents distributions to the holders of the Partnership’s common units as of the record date.

(5)	Represents estimated distributions to holders enrolled in the DRIP as of the record date.

(6)	Represents cash distributions declared for common units not participating in the DRIP for each period.

(7)

Distributions and related coverage ratios for the six months ended June 30, 2018 reflect only one quarter of distributions as the USA Compression Predecessor did not pay distributions prior to April 2, 2018.

USA COMPRESSION PARTNERS, LP

FULL-YEAR 2018 ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW GUIDANCE RANGE

RECONCILIATION TO NET INCOME

(Unaudited)

Guidance
Net income	$10.0 million to $30.0 million
Plus: Interest expense, net	$78.3 million
Plus: Depreciation and amortization	$204.5 million
Plus: Income tax expense	$0.2 million
EBITDA	$293.0 million to $313.0 million
Plus: Interest income on capital lease	$0.6 million
Plus: Unit-based compensation expense (1)	$12.3 million
Plus: Transaction expenses and severance charges	$4.1 million
Adjusted EBITDA	$310.0 million to $330.0 million
Less: Cash interest expense	$73.4 million
Less: Preferred unit distribution	$36.4 million
Less: Current income tax expense	$0.2 million
Less: Maintenance capital expenditures	$30.0 million
Distributable Cash Flow	$170.0 million to $190.0 million

(1)	Based on the Partnership’s unit closing price as of June 30, 2018.